For additional information, contact:

Kelly Blough                                                               Ben White
SonicWALL Investor Relations                               Bite Communications
+ 1 (408) 962-6329                                                        +1 (415) 365-0401
kblough@sonicwall.com                                           Ben.white@bitepr.com

SonicWALL Reports First Quarter 2010 Financial Results

SAN JOSE , Calif., April 23, 2010 - SonicWALL, Inc. (NASDAQ: SNWL), today reported performance in the quarter ended March 31, 2010, with revenue of $55.3 million, representing 17% growth year-over-year. The Company shipped 50,000 revenue units in the quarter.  Cash flow from operations was $11.1 million, and the Company ended the first quarter with $127.3 million in deferred revenue.

Net income for the first quarter of 2010 calculated in accordance with U.S. generally-accepted accounting principles (GAAP) was $4.4 million, or $0.08 per diluted share.  In comparison, GAAP net income for the first quarter of 2009 was $1.7 million, or $0.03 per diluted share.

Non-GAAP net income for the first quarter of 2010 was $6.7 million or $0.12 per diluted share.  In comparison, non-GAAP net income for the first quarter of 2009 was $3.9 million, or $0.07 per diluted share.  Non-GAAP net income excludes amortization of purchased intangible assets and share-based compensation expense primarily associated with the expensing of stock options.  An explanation of our use of non-GAAP measures is included in the section in this press release entitled "Use of Non-GAAP Financial Measures."

Non-GAAP gross margin in the first quarter was 74.4%, compared to 74.0% in the first quarter of 2009.  Non-GAAP operating margin was 18.4%, compared to 11.6% in the first quarter of 2009.

"SonicWALL had a strong start to 2010," said Matt Medeiros, CEO.  "In the first quarter we continued to build momentum in our mid-enterprise business, and demand from SMB continued to show improvement.  We are optimistic about the opportunity facing the Company in the second quarter and beyond."

Guidance for Q2 2010

SonicWALL expects second quarter 2010 revenue to be in the range of $55.0-$57.0 million.  The Company expects non-GAAP gross margin to be in the range of 72%-73% of revenue.  SonicWALL expects earnings per share in the second quarter of 2010 to be in the range of $0.10-$0.11 per diluted share on a non-GAAP basis.  On a GAAP basis, inclusive of a total of approximately $4.0 million, before taxes, in combined amortization of purchased intangibles assets, and share-based compensation expense, the Company expects earnings per share to be in the range of $.08 to $0.09.  Share-based compensation expense associated with the expensing of stock options is estimated to be approximately $2 million for the second quarter of 2010.

This is the only statement SonicWALL will be giving during the quarter with respect to guidance, unless a decision is made to provide an update.

Conference Call

A conference call to discuss first quarter 2010 results will take place today, April 23, 2010, at 5:30 a.m. PT (8:30 a.m. ET).  SonicWALL President and CEO Matt Medeiros and SonicWALL CFO Rob Selvi will host the call.  A web cast of the live call can be accessed at http://www.sonicwall.com/us/company/2518.html.  A replay of the call will be available beginning at approximately 12:00 p.m. PT (3:00 p.m. ET) today at the Company's website or by telephone until 5:00 p.m. PT on April 27 at 888-203-1112 (toll-free) or 719-457-0820 (International), passcode 2524896.

About SonicWALL, Inc.

Founded in 1991, SonicWALL, Inc. designs, develops and manufactures comprehensive network security, email security, secure remote access, and continuous data protection solutions. For more information, contact SonicWALL at +1 (408) 745-9600 or visit the company web site at http://www.sonicwall.com/.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with GAAP, SonicWALL presents certain non-GAAP financial measures.  These non-GAAP financial measures are not intended to replace GAAP results.  GAAP results are the most comprehensive and accurate representation of the performance of the company.  Management does, however, regularly use these non-GAAP financial measures to evaluate certain aspects of the company's operating performance against established business objectives such as departmental operating results in terms of cash operating expenses as a percentage of revenue, and inventory turns exclusive of non-cash expenses.  Management further uses these non-GAAP measures as a benchmark of the company's performance against our competitors who frequently present similar non-GAAP financial measures.  The company has in the past and may again in the future use these non-GAAP financial measures as target metrics for its incentive compensation plans.  Additionally, management establishes its annual operating plan and manages operating expenses each year exclusive of certain recurring expenses which have no impact on cash from operations.  We believe that investors benefit from this additional disclosure as it provides transparency into financial information used by management in our assessment of operating performance, provides a cash basis comparison of operating results against other companies in our industry, and provides the basis of targets established for the incentive compensation plans.

Cautionary Note Regarding Forward-looking Statements

Certain statements in this press release are "forward-looking statements."  The forward-looking statements include without limitation statements regarding our expected revenue for the second quarter of 2010, gross margin on a non-GAAP basis for the second quarter of 2010, earnings per share on a GAAP and non-GAAP basis for the second quarter of 2010, share based compensation expense for the second quarter of 2010, and the opportunity facing SonicWALL in coming quarters.  These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  Factors that could affect SonicWALL's actual results include, but are not limited to, increased competition in each of the geographic areas in which we do business; exchange rate fluctuations; global macroeconomic and geopolitical conditions; increased competition across all of the market segments in which SonicWALL participates; new product and service introductions by our competitors; significant turnover of our key employees; and unpredictability in the rate of growth of spending of our customers for products and services that SonicWALL provides. In addition, for a more detailed description of the risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward- looking statements, please see the "Risk Factors" described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2009.  All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

NOTE: SonicWALL is a registered trademark of SonicWALL, Inc.  Other product and company names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

SonicWALL, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
Revenue:
Product	$21,821	$15,464
License and service	33,520	31,684
Total revenue	55,341	47,148
Cost of revenue:
Product	10,104	8,257
License and service	4,167	4,140
Amortization of purchased technology	698	754
Total cost of revenue	14,969	13,151
Gross profit	40,372	33,997
Operating expenses:
Research and development	9,666	9,827
Sales and marketing	18,311	17,242
General and administrative	4,831	4,247
Amortization of purchased intangible assets	274	274
Total operating expenses	33,082	31,590
Income from operations	7,290	2,407
Interest income and other expense, net	466	791
Income before income taxes	7,756	3,198
Provision for income taxes	(3,378)	(1,455)
Net income	$4,378	$1,743
Net income per share:
Basic	$0.08	$0.03
Diluted	$0.08	$0.03
Shares used in computing net income per share:
Basic	54,475	53,654
Diluted	57,140	54,537

SonicWALL, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	March 31,	December 31,
	2010	2009 (1)
	(Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$31,531	$39,071
Short-term investments	181,558	161,079
Accounts receivable, net	23,901	24,909
Inventories, net	7,468	6,814
Deferred tax assets	12,937	12,937
Prepaid expenses and other current assets	9,248	8,071
Total current assets	266,643	252,881

Property and equipment, net	9,786	9,819
Goodwill	138,470	138,470
Long-term investments	16,433	15,746
Deferred tax assets, non-current	23,082	23,082
Purchased intangibles and other assets, net	12,308	13,309
Total assets	$466,722	$453,307

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$5,959	$5,393
Accrued payroll and related benefits	12,946	13,457
Other accrued liabilities	6,776	6,270
Deferred revenue	100,803	99,252
Total current liabilities	126,484	124,372

Deferred revenue, non current	26,505	24,920
Total liabilities	152,989	149,292

Shareholders' Equity:
Common stock, no par value	421,061	416,388
Accumulated other comprehensive loss, net	(3,617)	(4,284)
Accumulated deficit	(103,711)	(108,089)
Total shareholders' equity	313,733	304,015
Total liabilities and shareholders' equity	$466,722	$453,307

(1) December 31, 2009 balances have been derived from the audited financial statements as of the same date.

SonicWALL, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
Cash flows from operating activities:
Net cash provided by operating activities	$11,104	$6,316
Cash flows from investing activities:
Purchase of property and equipment	(1,310)	(1,301)
Change in restricted cash in escrow	-	5,104
Maturity and sale of investments, net of purchases	(20,073)	12,855
Net cash provided by (used in) investing activities	(21,383)	16,658
Cash flows from financing activities:
Issuance of common stock under employee stock option and purchase plans	2,366	852
Excess tax benefits from share-based compensation	373	-
Net cash provided by financing activities	2,739	852
Net increase (decrease) in cash and cash equivalents	(7,540)	23,826
Cash and cash equivalents at beginning of period	39,071	45,127
Cash and cash equivalents at end of period	$31,531	$68,953

SonicWALL, Inc.
RECONCILIATION of GAAP to NON-GAAP
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009

GAAP net income	$4,378	$1,743
Share-based compensation	1,934	2,022
Amortization of purchased intangible assets	972	1,028
Tax effect of adjustments	(567)	(857)
Net effect of pro forma adjustments	2,339	2,193
Non-GAAP net income	$6,717	$3,936

Diluted GAAP net income per share	$0.08	$0.03
Diluted Non-GAAP net income per share	$0.12	$0.07

GAAP gross margin	$40,372	$33,997
Share-based compensation	119	116
Amortization of purchased technology	698	754
Non-GAAP gross margin	$41,189	$34,867
Non-GAAP gross margin percentage of revenue	74.4%	74.0%

GAAP income from operations	$7,290	$2,407
Cost of revenue - share-based compensation	119	116
Cost of revenue - amortization of purchased technology	698	754
Research and development - share-based compensation	574	616
Sales and marketing - share-based compensation	668	737
General and administrative - shared-based compensation	573	553
Amortization of purchased intangible assets	274	274
Non-GAAP income from operations	$10,196	$5,457
Non-GAAP operating margin percentage of revenue	18.4%	11.6%